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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                             STOCKHOLDERS' AGREEMENT

      THIS AGREEMENT is made as of September 20, 2004 (this "Agreement"), by and among Securus Technologies, Inc., a Delaware corporation (the "Corporation"), H.I.G.-TNetix, Inc., a company organized under the laws of the Cayman Islands ("HIG"), American Capital Strategies, Ltd., a Delaware corporation ("ACAS"), Laminar Direct Capital, L.P., a Delaware limited partnership ("Laminar"), Alpine Associates, L.P., a New Jersey limited partnership ("Alpine"), AIF Investment Company, a company organized under the laws of the Cayman Islands ("AIF"), each of the other investors now or hereafter set forth on the signature pages hereto as Evercom Investors (each such investor, together with HIG, ACAS, Laminar, Alpine and AIF, each individually an "Investor" and collectively the "Investors"), and any individual now or hereafter set forth on the signature pages hereto as Management Stockholders (each individually a "Management Stockholder" and collectively the "Management Stockholders"). The Investors and the Management Stockholders are sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein are defined in Section 21 hereof.

      WHEREAS, certain of the Investors have acquired shares of Common Stock pursuant to certain Investor Subscription Agreements by and between the individual Investors and the Corporation; and

      WHEREAS, Laminar has acquired a warrant to purchase fifty-one thousand eleven (51,011) shares of the Corporation's Common Stock (the "Laminar Warrant"); and

      WHEREAS, the Management Stockholders have acquired or may in the future acquire shares of Common Stock or Class B Common Stock pursuant to certain Restricted Stock Purchase Agreements by and between the individual Management Stockholders and the Corporation (collectively, the "Restricted Stock Purchase Agreements"); and

      WHEREAS, the Corporation and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Corporation, (ii) limiting the manner and terms by which the Stockholder Shares may be transferred, and (iii) providing the Stockholders with certain registration rights.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Restrictions on Transfer. The restrictions set forth in this Section 1 shall apply until a Qualified Public Offering or an Approved Sale of the Corporation (but shall not apply to such Qualified Public Offering or Approved
Sale).

            (a) Prohibition Against Transfer of Stockholder Shares. No Stockholder shall sell, transfer, assign, pledge, hypothecate, encumber, grant an Option or other interest in, or otherwise dispose of (collectively, a "Transfer") any interest in any Stockholder Shares or Options except: (i) pursuant to the provisions of Sections 1 (b) through 1 (e) hereof; (ii) a Transfer in connection with a sale of securities pursuant to Section 2 or
Section 3 hereof; or (iii) a Transfer to the Corporation. No Management Stockholder shall be entitled to Transfer any

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Unvested Shares at any time until such time as such shares become Vested Shares, at which time such Vested Shares shall be subject to the restrictions on Transfer of this Section 1.

            (b) The Corporation's Right of First Refusal. At least forty-five
(45) days prior to making any Transfer of any Stockholder Shares by a Stockholder (other than pursuant to a Permitted Transfer or Section 2 hereof), the transferring Stockholder (the "Transferring Stockholder") shall deliver an Offer Notice to the Corporation and the other Stockholders (the "Other Stockholders"). The Offer Notice shall be deemed to first be an offer of the subject Stockholder Shares to the Corporation and then to the Other Stockholders on the same terms and conditions as proposed by the third party. The Corporation may elect to purchase all or a portion of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder within twenty-five (25) days after the delivery of the Offer Notice (the "Election Period"). The purchase of the subject Stockholder Shares shall be made in accordance with Section 1(d) hereof.

            (c) Other Stockholders' Right of First Refusal. In the event the Corporation does not elect to purchase all of the Stockholder Shares subject to the Offer Notice, the Other Stockholders shall have the right, but not the obligation, to purchase any remaining Stockholder Shares subject to the Offer Notice. Upon the expiration of the Election Period, the Other Stockholders shall have an additional five (5) business days to notify the Transferring Stockholder of their intention to acquire such remaining Stockholder Shares. Each Other Stockholder may purchase its pro rata portion ("Pro Rata Portion") of such Stockholder Shares by multiplying the number of such Stockholder Shares by a fraction: the numerator of which is the number of Vested Shares held by such Other Stockholder and the denominator of which is the number of Vested Shares held by all Other Stockholders that are participating in the purchase of the Stockholder Shares from the Transferring Stockholder. If one or more of the Other Stockholders elects not to purchase its Pro Rata Portion of such offered Shares (the "Remaining Shares"), the Other Stockholders who have elected to purchase their Pro Rata Portion may also purchase their Pro Rata Portion of the Remaining Shares in successive rounds until all such Remaining Shares have been purchased. The purchase of the subject Stockholder Shares shall be made in accordance with Section 1(d) hereof.

            (d) Procedures for Acquiring Stockholder Shares. If the Corporation (or the Other Stockholders) has elected to purchase any or all Stockholder Shares from the Transferring Stockholder, the purchase of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within thirty-five (35) days after the expiration of the Election Period. To the extent that the Corporation (or the Other Stockholders) has not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within ninety (90) days after the expiration of the Election Period, Transfer any remaining Vested Shares to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferee than offered to the Corporation in the Offer Notice, and such purchases shall be conditioned upon all purchasers of Stockholder Shares executing a counterpart of this Agreement. In the event the Offer Notice provides for any non-cash consideration for the Stockholder Shares or includes terms that differ from a direct purchase of the Stockholder Shares, the Corporation and the Transferring Stockholder shall negotiate in good faith to determine the all cash purchase equivalent of the consideration and terms proposed in the Offer Notice. The Corporation and/or the Other

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Stockholders shall only be required to pay cash for the Stockholder Shares acquired from the Transferring Stockholder. At the closing of the purchase of Stockholder Shares, the Transferring Stockholder shall provide representations and warranties as to its title to such securities and that there are no liens or encumbrances on such securities and shall sign such stock powers, releases and other documents as may reasonably be requested by the Corporation and/or the Other Stockholders.

            (e) Permitted Transfers. The restrictions contained in this
Section 1 shall not apply to any Transfer of Stockholder Shares: (i) by any Stockholder that is a natural person (A) pursuant to applicable laws of descent and distribution or (B) to such Stockholder's Family Group; provided, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement and any Restricted Stock Purchase Agreement affecting the Stockholder Shares so transferred; (ii) by any Stockholder that is not a natural person, to an Affiliate of such person; (iii) to the Corporation; or (iv) made in connection with a Reorganization (each of the foregoing is referred to as a "Permitted Transfer").

            (f) Involuntary Transfers. Prior to a Qualified Public Offering, any event (other, than pursuant to clauses (b) through (e) above) that, were it not for the provisions of this Agreement, would cause any Stockholder's Stockholder Shares or Options, or any interest therein, to be Transferred, for consideration or otherwise, to any person, whether voluntarily, involuntarily or by operation of law (e.g. divorce, bankruptcy or foreclosure) shall be deemed to constitute an offer by such Stockholder to sell such Stockholder's Stockholder Shares or Options pursuant to Section 1(g).

            (g) Purchase Rights. Upon the occurrence of any event specified in
Section 1(f), the Corporation (and then the Other Stockholders) shall have the right to purchase such Stockholder Shares pursuant to the Restricted Stock Purchase Agreement under which such Stockholder Shares were acquired or, in the case of the Investors, at their fair market value unless and until the Stockholder or the proposed transferee otherwise sends an Offer Notice to the Corporation. Upon the Corporation's becoming aware of any of the events set forth in Section 1(f), the Corporation (and the Other Stockholders) may, but shall not be obligated to, purchase all of the Stockholder Shares subject to such Transfer on the same terms and conditions as set forth in Sections 1(b) through 1(d) in accordance with the Restricted Stock Purchase Agreement under which such Stockholder Shares were acquired or, in the case of the Investors, at their fair market value. The Corporation and the Other Stockholders shall have the rights and be subject to the same terms and conditions to purchase such Stockholder Shares as set forth in Sections 1 (b) through 1 (d). In the event the Corporation and the Other Stockholders do not provide the Transferring Stockholder timely notice of their election to purchase pursuant to Section 1(b) and/or 1(c) after receipt of written notice by the Transferring Stockholder (or the proposed transferee if the Transferring Stockholder has not done so), the Transferring Stockholder may Transfer its Stockholder Shares and such securities shall remain subject to this Agreement.

            (h) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this Section 1 shall continue with respect to each Stockholder's Stockholder Shares until the date on which such Stockholder Share has been transferred in a

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Public Sale or an Approved Sale or the Corporation's consummation of a Qualified
Public Offering.

      2. Drag-Along Rights.

            (a) In the event of an Approved Sale, the Corporation shall deliver twenty (20) days' prior written notice thereof to each Stockholder. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, (ii) (x) a sale or contribution of stock or (y) a Reorganization, each Stockholder shall (A) agree to sell or contribute all of its Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions of the Approved Sale and (B) execute such purchase or contribution agreement and other documents as executed by the holders of a majority of the Stockholder Shares. Each holder of Stockholder Shares shall take such other necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Corporation.

            (b) The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Corporation are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares shall receive for its Vested Shares the same form of consideration and the same amount of consideration as the holders of a majority of the Stockholder Shares receive for each of their Vested Shares; (ii) if any holders of Vested Shares are given an option as to the form and amount of consideration to be received, each holder of Vested Shares shall be given the same option; (iii) each holder of then currently exercisable rights to acquire Stockholder Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale or (B) receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share received by holders of the same Class and Series of Stockholder Shares in connection with the Approved Sale less the exercise price per share of such rights to acquire such class of Stockholder Shares by (2) the number of shares of such class of Stockholder Shares issuable upon exercise of such rights; (iv) no Investor shall be obligated to agree to non-competition provisions; and (v) each Stockholders' indemnification obligations (other than for title to its shares, authorization and no conflict as to its execution of the agreement) shall in no event exceed the net proceeds such Stockholder receives in the transaction and shall not be in excess of the Stockholder's proportionate ownership of the Common Stock on a Fully Diluted Basis.

      3. Tag-Along Rights.

            (a) If (i) any Stockholder proposes to Transfer (other than pursuant to a Permitted Transfer) at any time any of its Stockholder Shares to any Independent Third Party in one transaction or a series of transactions, (ii) the Corporation has not exercised any rights pursuant to Section 1(b), and (iii) the Other Stockholders have not exercised their rights pursuant to Section 1(c), then the Transferring Stockholder may transfer its Stockholder Shares provided it complies with the provisions of this Section 3. First (to the extent an Offer Notice has not been given pursuant to Section 1(b)), the Transferring Stockholder shall first give to the Corporation and the Other Stockholders an Offer Notice. The Offer Notice shall be an offer by the Transferring Stockholder to allow the Other Stockholders to participate, upon the purchase by

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the proposed transferee, in the sale of any Stockholder Shares proposed to be sold by the Transferring Stockholder for the same per share consideration and on the same terms. Each Stockholder shall have the right, for a period of fifteen
(15) days after the Offer Notice is given, to accept such offer in whole or in part, exercisable by delivering a written notice to the Transferring Stockholder and the Corporation within such 15-day period, stating therein the number of Vested Shares (which may be the number of shares set forth in the Offer Notice or a portion thereof) to be sold by such Stockholder to the proposed transferee. Prior to the earlier of (x) the end of such 15-day period or (y) the acceptance or rejection by each Stockholder of the Transferring Stockholder's offer, as the case may be, the Transferring Stockholder shall not complete any sale of Stockholder Shares to the proposed transferee.

            (b) At the end of such 15-day period the Corporation shall calculate the total number of Vested Shares that are proposed to be sold. Each Stockholder shall be entitled to sell to the proposed transferee that number of Vested Shares (or if such number is not an integral number, the next integral number which is greater than such number) which shall be the product of (x) the aggregate number of Vested Shares proposed to be sold by such Stockholder and
(y) a fraction, the numerator of which shall be the number of Stockholder Shares indicated in the Offer Notice as subject to purchase by the proposed transferee and the denominator of which shall be the total number of Vested Shares proposed to be sold by all Stockholders. Thereafter, for a period of one hundred twenty
(120) days, the Transferring Stockholder may sell to the proposed transferee for the consideration stated and on terms no more favorable to the proposed transferee than those set forth in the Offer Notice, the Vested Shares stated in the Offer Notice as subject to purchase by the proposed transferee; provided that the proposed transferee, as the case may be, shall simultaneously purchase the number of Vested Shares as calculated above from those Stockholders who have accepted the Transferring Stockholder's offer. Any purchaser of Stockholder Shares pursuant to this Section 3 shall be required to enter into and have the rights and benefits of the terms and conditions of this Agreement.

      4. Stockholder Preemptive Rights. At any time after the date hereof and prior to a Qualified Public Offering or an Approved Sale of the Corporation, and subject to Section 4(d) below, each time the Corporation proposes to sell shares of its capital stock or Options for cash, or issue debt to one or more Stockholders for cash, the Corporation shall also make an offering of such shares, debt or other investment rights to the Stockholders to acquire the same in accordance with the following provisions:

            (a) The Corporation shall deliver a notice to each Stockholder stating the amount of securities (and if not Common Stock, a description of the securities) to be offered and the price and the terms on which it proposes to offer such securities. Such notice shall be sent to the addresses set forth in the records of the Corporation.

            (b) Each Stockholder may elect to purchase, at the price and on the terms specified in the notice, up to its pro rata portion of such securities by delivering written notice of such election to the Corporation within fifteen
(15) days after transmittal of the Corporation's notice. Each Stockholder's pro rata portion shall be based upon a fraction, the numerator of which is the number of Vested Shares owned by such Stockholder (and, in the case of Laminar, the number of shares of Common Stock subject to the Laminar Warrant) and the denominator of which is the number of shares of Common Stock on a Fully Diluted Basis (assuming full

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conversion or exercise of convertible securities and Options) held by all parties who have preemptive rights and who elect to participate. If one or more of the Stockholders elects not to purchase its pro rata portion of such securities, the Stockholders who have elected to purchase their pro rata portion may also purchase the pro rata portion of the remaining securities in successive rounds until all such remaining securities have been purchased.

            (c) Any securities referred to in the notice that are not elected to be purchased as provided in subsection (b) above may, during the one hundred eighty (180) day period thereafter, be offered by the Corporation to any other person or persons at a price not less than, and on material terms no more favorable to the offeree than, those specified in the notice.

            (d) The preemptive rights set forth in this Section 4 shall not be applicable to the issuance of (i) capital stock or Options to directors, officers, or employees of the Corporation pursuant to the Corporation's stock option plans, stock purchase plans, benefit plans or employment agreements that are approved by a majority of the non-employee directors, (ii) the issuance of warrants or Options to the Corporation's lenders and shares of Common Stock issuable upon exercise of such warrants, (iii) capital stock in connection with a merger, acquisition, plan of exchange or consolidation of another company or strategic relationship, or (iv) any sale of securities to be issued (or required to be exchanged into securities to be issued) pursuant to a registration statement filed pursuant to the Securities Act with the Securities and Exchange Commission, or (v) Stockholder Shares repurchased from Management Stockholders pursuant to Section 19 and subsequently reissued.

      5. Board of Directors.

            (a) Each Stockholder shall vote (and cause any person who has its proxy to vote) all of its Stockholder Shares and any other voting securities of the Corporation over which such Stockholder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of a Board committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                  (i) the initial number of directors on the Board shall be seven (7) directors; provided, however, that the Board shall have the right to increase the number of directors in its sole and absolute discretion;

                  (ii) the following persons shall be elected to the Board:

                        (A) Five (5) representatives designated by HIG (the "HIG Directors"); provided, that in the event of an increase of the number of directors by the Board in accordance with Section 5(a)(i) above, if, at the time of such increase, HIG and its Affiliates hold, in the aggregate, more than 50% of the Stockholder Shares, HIG shall be entitled to designate such number of additional directors to the Board that will result in the HIG Directors constituting a majority of the Board;

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                        (B) One representative shall be the person holding the
      office of Chief Executive Officer of the Corporation; and

                        (C) One representative shall be a senior member of management of the Corporation designated by HIG.

                  (iii) the removal from the Board (with or without cause) of any representative designated hereunder by HIG shall only be at HIG's written request; provided, that (x) if any director elected pursuant to Section 5(a)(ii)(B) or 5(a)(ii)(C) above ceases to be an employee of the Corporation and its subsidiaries, he or she shall be removed as a director promptly after his or her employment ceases and (y) nothing herein shall preclude the Board or the Stockholders from removing a director for cause under Delaware law;

                  (iv) in the event that any representative designated hereunder by HIG for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by HIG, as provided hereunder; provided, that any representative removed for cause shall not be designated again as a member of the Board.

            (b) The Corporation shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof. In addition, the Corporation shall pay an annual amount of $100,000 (the "Annual Amount") to Alpine and Mr. Jay Levine, pro rated based on their proportionate ownership in the Corporation; provided that in the event Alpine or Mr. Levine shall Transfer any of their Stockholder Shares to a non-Affiliate, in the case of Alpine, or to a person other than his Family Group, in the case of Mr. Levine, the portion of the Annual Amount otherwise payable to such Evercom Investor shall be proportionately reduced based on the number of Stockholder Shares so Transferred and the Annual Amount shall be reduced by an equal amount.

            (c) If HIG fails to designate a representative to fill a directorship pursuant to the terms of this Section 5, the directorship shall remain vacant, and the size of the board shall be reduced pro tanto. unless and until HIG designates a representative.

            (d) So long as ACAS, Alpine and/or Laminar owns Stockholder Shares, such Stockholder shall have the right to have an observer (Laminar shall have the right to two observers) present at all Board meetings, and such observers shall receive all notices and materials sent or given to the other directors in their capacity as such. The ACAS observer, the Alpine observer and/or the Laminar observers, as the case may be, shall not be entitled to attend any portion of any Board meeting, or receive any written materials related to such portion of such meeting, if the sole subject of such portion of such meeting is the discussion of the indebtedness of the Corporation or any of its subsidiaries or any other obligations to the respective organization. The Corporation shall pay the reasonable out-of-pocket expenses incurred by the Alpine observer solely in connection with attending the meetings of the Board.

            (e) Certificate of Incorporation and Bylaws. Nothing in this Agreement shall limit the ability to amend the certificate of incorporation and bylaws of the Corporation in any

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manner permitted thereunder, except that neither the certificate nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

            (f) Actions Consistent with Agreement. The Corporation shall not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement.

      6. Demand Registrations.

            (a) Requests for Registration. At any time after a Qualified Public Offering, the Investors may request registration under the Securities Act of all or part of their respective Stockholder Shares on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and the Investors may request registration under the Securities Act of all or part of their Stockholder Shares on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. All registrations requested pursuant to this Section 6(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Stockholder Shares requested to be registered and the requested per share price range, if any, for such offering.

            (b) Long-Form Registrations. Each Investor shall be entitled to request (i) one Long-Form Registration for each ten percent (10%) block of Stockholder Shares that such Investor making the demand owns as of the date hereof in which the Corporation will pay all Registration Expenses ("Corporation-Paid Long-Form Registrations") and (ii) one Long-Form Registration in which the Investor will pay its share of the Registration Expenses as set forth in Section 11 hereof. A registration will not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration will count as one of the permitted Long-Form Registrations unless the Investor requesting such Long-Form Registration is able to register and sell at least 75% of the Stockholder Shares requested to be included in such registration; provided, that in any event the Corporation will pay all Registration Expenses in connection with any registration initiated as a Corporation-Paid Long-Form Registration whether or not it has become effective. All Long-Form Registrations shall be underwritten registrations that will be administered by investment banker(s) and/or manager(s) to be selected by the Corporation in good faith.

            (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 6(b), each Investor shall be entitled to request one Short-Form Registration per year for each ten percent (10%) block of Stockholder Shares that such Investor making the demand owns as of the date hereof, in which the Corporation will pay all Registration Expenses provided that the Corporation and the securities meet the eligibility requirements for such forms. The Short Form Registration shall only be required to be effective for ninety (90) days and shall be subject to no sale periods if in the reasonable judgment of the Corporation such Short Form Registration conflicts with the Corporation's business plans or another existing or proposed registration statement. Demand Registrations shall be Short-Form Registrations whenever the Corporation is permitted to use any applicable short form. After the Corporation has become subject to the reporting requirements of the Securities Exchange Act of 1934, the Corporation shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Stockholder Shares.

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            (d) Restrictions on Demand Registrations. The Corporation shall not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous underwritten registration of equity securities. The Corporation may postpone for up to six (6) months the filing or the effectiveness of a registration statement for a Demand Registration if the Corporation notifies the Investors that such Demand Registration would reasonably be expected to have an adverse effect on any business plan of the Corporation or any of its subsidiaries or conflicts with another proposed registration; provided, that in such event, the Investor initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Corporation shall pay all Registration Expenses in connection with such registration.

            (e) Other Registration Rights. The Corporation may grant to any person the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, so long as such rights are not inconsistent with the rights of the Investors contained herein.

      7. Piggyback Registrations.

            (a) Right to Piggyback. Whenever the Corporation proposes to register any of its Common Stock under the Securities Act (other than the initial public offering, a transaction described under Rule 145 or any successor rule of the Securities Act, a transaction registering securities convertible into Common Stock or pursuant to Forms S-4, S-8 or their successor forms) and the registration form to be used may be used for the registration of the Stockholder Shares of the Stockholders (a "Piggyback Registration"), the Corporation shall give fifteen (15) days written notice to the Stockholders of its intention to effect such a registration and will include in such registration the Stockholder Shares of the Stockholders with respect to which the Corporation has received written requests for inclusion therein within five
(5) business days after the receipt of the Corporation's notice.

            (b) Piggyback Expenses. The Registration Expenses of the Stockholders shall be paid by the Corporation in all Piggyback Registrations.

            (c) Priority on Primary Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration (i) first, the securities the Corporation proposes to sell, (ii) second, the Stockholder Shares of all Stockholders and other persons with registration rights requested to be included in such registration on a pro rata basis, and (iii) third, other securities requested by other persons to be included in such registration.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in

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such offering without adversely affecting the marketability of the offering, the
Corporation shall include in such registration (i) first, the securities requested to be included therein by the Stockholder exercising its demand registration, (ii) second, the Stockholder Shares of all Stockholders and other persons with registration rights requested to be included in such registration on a pro rata basis, and (iii) third, other securities requested by other persons to be included in such registration.

            (e) Proration of Eligible Shares. In the event of any registration pursuant to this Section 7, if the full amount of the Stockholder Shares of the Stockholders requested to be included in such registration cannot be included in full, then the number of Stockholder Shares available for registration shall be allocated among the Stockholders pro rata based upon the number of Stockholder Shares requested to be included in such registration by each Stockholder.

      8. Lockup Agreements.

            (a) Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during (i) the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Stockholder Shares are included (except as part of such underwritten registration) or (ii) the 180-day period beginning on the effective date of initial public offering of the Corporation's Common Stock, unless in the case of either (i) or (ii) the underwriters managing the registered public offering and the Corporation otherwise agree. If the managing underwriters and the Corporation agree to allow for the public sale or distribution of equity securities of the Corporation, then each of the Stockholders shall be entitled to participate in such sale or distribution on a pro rata basis.

            (b) The Corporation agrees (i) not to effect any sale or distribution of its equity securities, or any securities then convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during (A) the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form) or (B) the 180-day period beginning on the effective date of initial public offering of the Corporation's Common Stock, unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its reasonable best efforts to cause each holder of at least five percent (5%) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Corporation at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

      9. Registration Procedures. Whenever the Stockholders have requested that any securities be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect the registration and the sale of such securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

            (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish to the Stockholders covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such Stockholders, directly and through their counsel);

            (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six (6) months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each seller of securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

            (d) use its best efforts to register or qualify such securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

            (e) notify each seller of Stockholder Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Stockholder Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (f) cause all such securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if so listed on the NASD automated quotation system, use its best efforts to secure designation of all such securities covered by such registration statement as a NASDAQ national market security within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD;

            (g) provide a transfer agent and registrar for all such securities not later than the effective date of such registration statement;

            (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the Stockholders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such securities (including, without limitation, making members of senior management of the Corporation available to participate in, and cause them to cooperate with the underwriters in connection with, "road-show" and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Stockholder Shares)) and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Corporation in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers;

            (i) make available for inspection by any seller of securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Corporation's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (k) permit the Stockholders which are deemed to be an underwriter or a controlling person of the Corporation by the Corporation's counsel, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of the Investors and their counsel should be included;

            (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Corporation shall use its best efforts promptly to obtain the withdrawal of such order;

            (m) obtain a cold comfort letter from the Corporation's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Stockholder may reasonably request; and

            (n) promptly notify each seller of Stockholder Shares and the underwriter or underwriters, if any:

                  (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

                  (ii) of any written request by the Securities and Exchange Commission for amendments or supplements to the registration statement or prospectus;

                  (iii) of the notification to the Corporation by the Securities and Exchange Commission of its initiation of any proceeding with respect to the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement; and

                  (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of any Stockholder Shares for the sale under the applicable securities or blue sky laws of any jurisdiction.

      10. Registration Expenses.

            (a) All expenses incident to the Corporation's performance of or compliance with Sections 6 through 12 of this Agreement, including without limitation all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws, NASD fees, fees of transfer agents and registrars, printing expenses, messenger and delivery expenses, the cost of distributing prospectuses in preliminary and final form as well as supplements thereto and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), shall be borne by the Corporation including without limitation, the Corporation's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed or on the NASD automated quotation system.

            (b) In connection with each Demand Registration and each Piggyback Registration, the Corporation shall reimburse the Stockholders for the reasonable fees and disbursements of one counsel chosen by the majority in interest of the participating Stockholders.

            (c) To the extent Registration Expenses are not required to be paid by the Corporation, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

            (d) The obligation of the Corporation to bear the expenses described in Section 10(a) and to reimburse the Stockholders for the expenses described in
Section 10(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any registration statement withdrawn solely at the request of a Stockholder of Stockholder Shares (unless withdrawn following postponement of filing by the Corporation in accordance with Section 2(d)) or any supplements or amendments to a registration statement or prospectus resulting from a misstatement furnished to the Corporation by a Stockholder shall be borne by such Stockholder.

      11. Indemnification.

            (a) The Corporation agrees to indemnify, to the extent permitted by law, the participating Stockholders (in their capacity as a seller of securities and not as an officer of the Corporation), their officers and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by: (i)
any violation by the Corporation of the Securities Act, the Exchange Act or any state securities law, or (ii) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by the Stockholder expressly for use therein or by the Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished the Stockholder with a sufficient number of copies of the same. In connection with an underwritten offering, subject to the limitations and qualifications set forth in the underwriting agreement with respect thereto, the Corporation shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investors.

            (b) In connection with any registration statement in which any Stockholder is participating, each such Stockholder shall furnish to the Corporation in writing such powers of attorney, custody agreements and letters of direction and other information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall only have to indemnify the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Stockholder to the Corporation for specific use in such registration statement, prospectus or amendment or supplement thereto and which remained in the final prospectus delivered to the purchaser of such securities; provided that the obligation to indemnify shall be several, not joint and several, among such Stockholders and the liability of each such Stockholder shall be limited to the net amount of proceeds received by the Stockholder from the sale of Stockholder Shares pursuant to such registration statement.

            (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. An indemnified party shall be able to assume the defense if the indemnifying party does not diligently pursue the defense of the indemnified party. In addition, no indemnifying party may, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement.

            (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Corporation also agrees to make such provisions as are reasonably requested by any indemnified party, for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

            (e) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Stockholder exercising rights under this Agreement, or any controlling person of any such Stockholder, makes a claim for indemnification pursuant to this section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the Corporation and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of such indemnfiying party on the one hand and such indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 11(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 11(e) shall include any legal or other expenses reasoanbly incurred by such indemnitee in connection with investigating or defending any such action or claim. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      12. Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

      13. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT AND/OR A STOCKHOLDERS' AGREEMENT. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

The Corporation shall imprint such legend on certificates evidencing outstanding Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any shares that cease to be Stockholder Shares pursuant to a Public Sale.

      14. Information.

            (a) Until such time as the Corporation is subject to the reporting requirements of the Exchange Act, the Corporation agrees to furnish to each Stockholder the following financial statements and other information:

                  (i) as soon as available and in any event within forty-five
      (45) days after the end of each of the first, second and third quarterly accounting periods in each fiscal year of the Corporation, copies of the unaudited consolidated balance sheets of the Corporation and its subsidiaries as of the end of such quarterly accounting period, and of the related consolidated and consolidating statements of income and consolidated and consolidating statements retained earnings and cash flows for such accounting period and for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the unaudited consolidated and consolidating figures as of the end of and for the corresponding date and period in the previous fiscal year;

                  (ii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Corporation, copies of the audited consolidated balance sheets of the Corporation and its subsidiaries as of the end of such fiscal year of the Corporation, and of the related audited consolidated and consolidating statements of income and consolidated statements of retained earnings and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures as of the end of and for the previous fiscal year, and, in the case of such audited consolidated statements, accompanied by a report thereon of a national firm of independent certified public accountants selected by the Corporation (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial position of the Corporation and its subsidiaries as at the dates indicated and their consolidated income and retained earnings and cash flows for the periods indicated in accordance with GAAP, and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

            (b) After a public offering of Common Stock, the Corporation agrees, so long as the Investors hold any Stockholder Shares, to use all reasonable efforts to (i) timely file with the Securities and Exchange Commission all reports required to be filed by the Corporation under the Exchange Act and (ii) provide each Stockholder, upon request, information sufficient to enable such Stockholder to sell Stockholder Shares under Rule 144 of the Securities Act; provided, however, the Corporation shall have no liability to any Stockholder under this Section 14(b) unless the Corporation fails to perform after thirty
(30) days' prior written notice of a previous failure to perform.

      15. Dealings with Affiliates. The Corporation and its subsidiaries will not lend any funds or property or make any credit arrangement or accommodation for the benefit of any Stockholder (or any Affiliate of any such Stockholder) except for transactions with employees approved by a majority of the disinterested members of the Board. The Corporation and its subsidiaries will not make any payments to any Stockholder (or any Affiliate of any such

Stockholder) except for (i) employee salaries in the ordinary course of business, (ii) the payments provided in Section 5(b), and (iii) the payment of fees to HIG as follows: (A) an annual management fee equal to $750,000 per annum, and (B) an amount equal to two percent (2%) of the value of any acquisition transaction pursuant to which HIG acts as financial advisor to the Corporation (in the case of both (A) and (B), together with any out of pocket expenses incurred by HIG).

      16. Confidentiality. All materials and information obtained by any Stockholder pursuant to this Agreement or otherwise delivered by the Corporation to any Stockholders and designated as confidential shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Stockholder in contravention of this Agreement), (b) to such Stockholder's directors, officers, trustees, partners, employees, agents and professional advisors on a confidential and need to know basis, (c) to any other holder of capital stock,
(d) to any Person to which such Stockholder offers to sell or transfer any shares of capital stock, provided, that the prospective transferee shall agree to be bound by the provisions of this Section 16, (e) in any required report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Stockholder, or (f) in order to comply with any law, rule, regulation or order applicable to such Stockholder, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such Stockholder in the course of any litigation, investigation or administrative proceeding.

      17. Conflicting Agreements. Each Stockholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement that conflicts with the provisions of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which conflicts with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other person in connection with the acquisition, disposition or voting of Stockholder Shares in any manner which conflicts with the provisions of this Agreement.

      18. Actions Consistent with Agreement. Neither the Corporation nor any of the Stockholders shall circumvent this Agreement by taking any action through their respective equityholders, subsidiaries or Affiliates that would otherwise be prohibited under this Agreement if taken directly by the Corporation or such Stockholder.

      19. Transfer. Prior to transferring any Stockholder Shares (other than in a Public Sale) to any person or entity pursuant to the terms of this Agreement, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Corporation and the other Stockholders a counterpart of this Agreement. Each such counterpart shall be deemed to be an original part of this Agreement as though executed on the date hereof. Upon the execution of this Agreement (a) the transferee shall be treated as an Investor if the majority of its shares were acquired from the Investors and shall be counted in all votes or actions of the Investors, (b) the transferee shall be treated as an Evercom Investor if the majority of its shares were acquired from the Evercom Investors and shall be counted in all votes or actions of the Evercom Investors or (c) the transferee shall be treated as a Management Stockholder if the majority of its shares were acquired from the Management Stockholders and shall be counted in all votes or actions of the Management Stockholders.

      20. Executive Stock. All Stockholder Shares repurchased by the Corporation pursuant to the Restricted Stock Purchase Agreements, the Options or otherwise shall be available for reissue to executive employees of the Corporation and its subsidiaries as approved by the Board, and such reissued shares shall be subject to the terms of this Agreement.

      21. Definitions.

      "Accountants" shall have the meaning set forth in Section 14(a)(ii) hereof.

      "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

      "Agreement" shall have the meaning set forth in the preamble.

      "Approved Sale" means (a) a Sale of the Corporation approved by the Board or the holders of a majority of the Stockholder Shares (based upon voting rights) and pursuant to which the holders of a majority of the Stockholder Shares transfer a majority of their Stockholder Shares or (b) a Reorganization.

      "Board" shall mean the Board of Directors of the Corporation.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "Common Stock" means (i) the Corporation's common stock, par value $.01 per share (whether Vested Shares or Unvested Shares) of any class or series, and
(ii) any securities issued or issuable with respect to the capital stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization.

      "Corporation" shall have the meaning set forth in the preamble.

      "Corporation-Paid Long-Form Registrations" shall have the meaning set forth in Section 6(b) hereof.

      "Demand Registrations" shall have the meaning set forth in Section 6(a) hereof.

      "Election Period" shall have the meaning set forth in Section 1(b) hereof.

      "Evercom Investors" shall mean the Investors listed on the signature pages hereto as Evercom Investors.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Family Group" means a Stockholder's spouse and descendants or heirs (whether natural or adopted) and any trust or other estate planning entity solely for the benefit of the Stockholder and/or the Stockholder's spouse and/or descendants or heirs.

      "Fully Diluted Basis" means the number of shares of Common Stock that would be outstanding if all warrants, options and other derivative securities that have vested as of the date of calculation were exercised and shares of Common Stock were issued in exchange therefor.

      "GAAP" means generally accepted accounting principles, consistently applied, as in existence from time to time.

      "HIG Directors" shall have the meaning set forth in Section 5(a)(ii)(A) hereof.

      "Independent Third Party" means any person who, immediately prior to the contemplated transaction, is not an Affiliate of the Corporation.

      "Investors" shall have the meaning in the preamble.

      "Laminar Warrant" shall have the meaning set forth in the recitals hereto.

      "Long-Form Registrations" shall have the meaning set forth in Section 6(a) hereof.

      "Management Stockholder" shall have the meaning set forth in the preamble and shall include his permitted successors and assigns.

      "Offer Notice" shall mean the notice required to be given by a Transferring Stockholder to the Corporation and/or the Other Stockholders describing a proposed Transfer. At a minimum, the Offer Notice shall be in writing and shall contain (i) the number of Stockholder Shares that the Transferring Stockholder proposes to sell; (ii) the name and address of the proposed transferee; (iii) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer; and (iv) an estimate, in the Transferring Stockholder's reasonable judgment, of the fair market value of any non-cash consideration offered by the proposed transferee.

      "Option" means any right, warrant, option or arrangement which allows a person to acquire securities of the Corporation or requires the Corporation to issue any securities to a Person.

      "Other Stockholders" shall have the meaning set forth in Section 1(b) hereof.

      "Permitted Transfer" shall have the meaning set forth in paragraph 1(e) hereof.

      "Piggyback Registration" shall have the meaning set forth in Section 7(a) hereof.

      "Pro Rata Portion" shall have the meaning set forth in Section 1(c) hereof.

      "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 adopted under the Securities Act.

      "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of Common Stock having an aggregate value of at least $50 million.

      "Registration Expenses" shall have the meaning set forth in Section 10(a) hereof.

      "Remaining Shares" shall have the meaning set forth in Section 1(c) hereof.

      "Reorganization" means any reorganization of the capital structure of the Corporation either (a) separately or (b) in connection with an acquisition of an Independent Third Party conducted pursuant to Section 351 of the Code, in each case in which the all of the holders of Vested Shares are treated in the same manner.

      "Restricted Stock Purchase Agreements" shall have the meaning set forth in the recitals hereto.

      "Sale of the Corporation" means the sale of the Corporation to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Corporation's capital stock) or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis; provided, that a Sale of the Corporation shall not include any Reorganization in which the Corporation becomes a subsidiary of a company that is controlled by the Stockholders immediately after such Reorganization.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Short-Form Registrations" shall have the meaning set forth in Section 6(a) hereof,

      "Stockholder" shall have the meaning as set forth in the preamble and shall include their permitted successors and assigns.

      "Stockholders" shall have the meaning as set forth in the preamble.

      "Stockholder Shares" means (i) any Common Stock or other capital stock of the Corporation purchased or otherwise acquired by any Stockholder, including without limitation, Unvested Shares and Vested Shares, (ii) any equity securities issued or issuable directly or indirectly with respect to the capital stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (iii) the Laminar Warrant and the shares of Common Stock issued or issuable upon the exercise of the Laminar Warrant, and
(iv) any other shares of any class or series of capital stock of the Corporation held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been sold to the public through a Public Sale even if thereafter they are reacquired by a Stockholder.

      "Transfer" shall have the meaning set forth in Section 1(a) hereof.

      "Transferring Stockholder" shall have the meaning set forth in Section l(b) hereof.

      "Unvested Shares" means (i) any capital stock or Option purchased or otherwise acquired by a Management Stockholder that is subject to vesting requirements or, as a result of an agreement with the Corporation or the Investors, other contractual risk of forfeiture, and (ii) any equity securities issued or issuable directly or indirectly with respect to the capital stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, upon the occurrence of the event or action which causes the Management Stockholder to have vested rights in all or any portion of such capital stock or otherwise removes the substantial risk of forfeiture, the portion of such capital stock as to which "vesting" occurred shall become Vested Shares.

      "Vested Shares" means (i) any capital stock purchased or otherwise acquired by a Stockholder that is free of vesting requirements and substantial risk of forfeiture from contractual restrictions through an agreement with the Corporation or the Investors, and (ii) any equity securities issued or issuable directly or indirectly with respect to the capital stock referred to in the clause above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

      22. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Corporation shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

      23. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation, the Investors, or a Management Stockholder unless such modification, amendment, termination or waiver is approved in writing by (a) the Corporation, (b) the holders of at least 51% of the Stockholder Shares held by the Management Stockholders, and (c) the holders of at least 80% of the Stockholder Shares held by the Investors; provided, however, that no modification, amendment or waiver of any provision of this Agreement shall be effective against any Stockholder without such Stockholder's written approval if such modification, amendment or waiver changes such Stockholder's rights (e.g. as among Investors as a group or Management Stockholders as a group) or obligations hereunder in a manner disproportionate to other similarly situated Stockholders; and provided further, however, that the Corporation may from time to time add additional stockholders of the Corporation to this Agreement without the consent or additional signatures of the parties hereto (and amend and/or restate the Agreement to reflect such additions) and upon the Corporation's receipt of such additional stockholders' signature pages or joinder agreements, such additional stockholders shall be deemed to be a party hereto and such additional signature pages or joinder agreements shall be a part of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      25. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      26. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any permitted subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

      27. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      28. Remedies. The Corporation, the Investors and the Management Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation, any Investors or any Management Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      29. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) (a) to the Corporation c/o H.I.G. Capital, LLC at 1001 Brickell Bay Drive, 27th Floor, Miami, Florida 33131, Attention: Alex Moskovitz, with a copy (which shall not constitute notice to the Corporation) to White & Case LLP at 200 S. Biscayne Boulevard, Suite 4900, Miami, Florida 33131, Attention: Jorge L. Freeland, Esq.,
(b) to HIG at 1001 Brickell Bay Drive, 27th Floor, Miami, Florida 33131,
Attention: Brian Schwartz, with a copy (which shall not constitute notice to HIG) to White & Case LLP at 200 S. Biscayne Boulevard, Suite 4900, Miami, Florida 33131, Attention: Jorge L. Freeland, Esq., (c) to ACAS at 2200 Ross Avenue, Suite 4500 W, Dallas, Texas 75201, Attention: Darin Winn, (d) to Laminar at 10000 Memorial Drive, Suite 500, Houston, Texas 77005, Attention: Josh Davis, with a copy (which shall not constitute notice to Laminar) to DESCO LP at 120 West Forty-Fifth Street, 39th Floor, Tower 45, New York, New York 10036,
Attention: General Counsel, (e) to any other recipient at the address indicated on the schedules hereto, and (f) to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Corporation's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

      30. Governing Law. This Agreement will be construed and interpreted in accordance with and governed by the internal laws of the State of Delaware.

      31. Termination. The provisions of Sections 1, 2, 3, 4, 5, 13, 14(a), 15 and 18 shall terminate on the effective date of a Qualified Public Offering. This Agreement in its entirety (except for Section 8(b)) shall expire on the date of a Sale of the Corporation.

      32. Waiver of Jury Trial. THE COMPANY AND THE STOCKHOLDERS ALL HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      33. Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Corporation with respect to this Agreement or any securities hereunder may be brought in any State or Federal Court of competent jurisdiction in the State of Delaware and by execution and delivery of this Agreement the Corporation accepts for itself and in connection with its properties, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, subject, however, to rights of appeal. The Corporation hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with Section 29 hereof, and service so made shall be deemed completed on the third (3rd) Business Day after mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party hereto to bring proceedings in the courts of any other jurisdiction.

                       [SIGNATURES START ON THE NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the day and year first written above.

                                        THE CORPORATION:

                                        SECURUS TECHNOLOGIES, INC.

                                        By: /s/ Brian Schwartz
                                           ---------------------------------
                                        Its President

                                        THE INVESTORS:

                                        H.I.G.-TNETIX, INC.

                                        By: Sami Mnaymneh
                                           ---------------------------------
                                        Its Co-President

                                        AMERICAN CAPITAL STRATEGIES, LTD.

                                        By:
                                           ---------------------------------

                                        Its
                                           ---------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the day and year first written above.

                                        THE CORPORATION:

                                        SECURUS TECHNOLOGIES, INC.

                                        By:
                                           ---------------------------------
                                        It
                                           ---------------------------------

                                        THE INVESTORS:

                                        H.I.G.-TNETIX, INC.

                                        By:
                                           ---------------------------------
                                        Its
                                           ---------------------------------

                                        AMERICAN CAPITAL STRATEGIES, LTD.

                                        By: /s/ Darin Winn
                                           ---------------------------------
                                        Its Senior Vice President

                                        LAMINAR DIRECT CAPITAL, L.P.

                                        By:
                                           ---------------------------------
                                        Its
                                           ---------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the day and year first written above.

                                        THE CORPORATION:

                                        SECURUS TECHNOLOGIES, INC.

                                        By:___________________________________
                                        Its___________________________________

                                        THE INVESTORS:

                                        H.I.G.-TNETIX, INC.

                                        By:___________________________________
                                        Its___________________________________

                                        AMERICAN CAPITAL STRATEGIES, LTD.

                                        By:___________________________________
                                        Its___________________________________

                                        LAMINAR DIRECT CAPITAL, L.P.

                                        By: /s/ Robert T. Ladd
                                           ----------------------------------
                                        Printed Name:  Robert T. Ladd
                                        Title: Authorized Signatory

                                        THE MANAGEMENT STOCKHOLDERS:

                                        /s/ Richard Falcone
                                        ------------------------------------
                                        Richard Falcone

                                        Address for Notices:

                                        8201 Tristar Drive
                                        Irving TX 75063
                                        Facsimile:

                                        /s/ Richard Cree
                                        ------------------------------------
                                        Richard Cree

                                        Address for Notices:

                                        2155 Chenau IT Drive, Suite 410
                                        Carrollton, Texas 75006
                                        Facsimile: (972) 241-1537

                                        EVERCOM INVESTORS:

                                        ALPINE ASSOCIATES, L.P.:

                                        By: /s/ Kenneth S. Grossman
                                           ---------------------------------
                                        Its: Managing Director

                                        Address for Investor Notices:

                                        100 Union Avenue
                                        Cresskill, New Jersey 07626
                                        Attention: Kenneth S. Grossman
                                        Facsimile: (201) 871-2241

                                        ALPINE PARTNERS, L.P.:

                                        By: /s/ Kenneth S. Grossman
                                           ---------------------------------
                                        Its: Managing Director

                                        Address for Investor Notices:

                                        100 Union Avenue
                                        Cresskill, New Jersey 07626
                                        Attention: Kenneth S. Grossman
                                        Facsimile: (201) 871-2241

                                        A.I.F. INVESTMENT COMPANY:

                                        By: /s/ Tony Tamer
                                           ------------------------------
                                        Its: Co-President

                                        Address for Investor Notices:

                                        1001 Brickell Bay Drive, 27th Floor
                                        Miami, Florida 33131
                                        Attention: Brian Schwartz
                                        Facsimile: (305) 379-2013

                                        /s/ Jay Levine
                                        ---------------------------------
                                        Jay Levine

                                        Address for Investor Notices:

                                        72 Toxteth Street
                                        Brookline, Massachusetts 02446
                                        Facsimile: (617) 566-5485